      As filed with the Securities and Exchange Commission on May 1, 1998
                                                      Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------
                                    FORM S-8
                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933
                         ------------------------------

                                    WESTCORP
                              --------------------
               (Exact Name of Registrant as Specified in Charter)

           CALIFORNIA                                          51-0308535
(Jurisdiction of Incorporation                              (I.R.S. Employer
        or Organization)                                  Identification Number)

                                 23 PASTEUR ROAD
                          IRVINE, CALIFORNIA 92713-9762
                    (Address of Principal Executive Offices)


            WESTCORP EMPLOYEE STOCK OWNERSHIP AND SALARY SAVINGS PLAN
                            (Full title of the Plan)


                              Harriet Burns Feller
                                 General Counsel
                                 23 Pasteur Road
                          Irvine, California 92618-3816
                                 (714) 727-1000
 (Name, Address and Telephone Number, Including Area Code, of Agent For Service)


                          Copies of communications to:

                              Andrew E. Katz, Esq.
                        Mitchell, Silberberg & Knupp LLP
                          11377 West Olympic Boulevard
                       Los Angeles, California 90064-1683
                                 (310) 312-3738

                                       CALCULATION OF REGISTRATION FEE
========================================================================================================================
             Title of Each                                       Proposed           Proposed
               Class of                                           Maximum            Maximum
              Securities                       Amount            Offering           Aggregate            Amount of
                 to be                          to be              Price            Offering           Registration
              Registered                     Registered          Per Share            Price                 Fee
------------------------------------------------------------------------------------------------------------------------
Common Stock, par value  $1.00 per share       200,000           $15.28(1)         $3,056,250(1)          $901.60(1)

========================================================================================================================

(1) Computed pursuant to Rules 457(c) and 457(h)(1) based on the average of the high ($15.375) and low ($15.1875) sales price of the Common Stock as reported on the New York Stock Exchange, Inc. on April 28, 1998.

        In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

================================================================================

           PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


        This Registration Statement on Form S-8 is filed pursuant to General Instruction E for the purpose of registering additional shares of Common Stock of Westcorp (the "Registrant") issuable under the Westcorp Employee Stock Ownership and Salary Savings Plan (the "Plan"). The information set forth below is incorporated by reference in this Registration Statement as provided by General Instruction E and as otherwise provided by the General Instructions to Form S-8. The Registrant and the Plan each hereby incorporates by reference in this Registration Statement the following documents filed with the Commission by the Registrant or the Plan pursuant to the Exchange Act of 1934, as amended:

        1. The Registrant's Registration Statement on Form S-8 (File No. 333-11039) filed on August 29, 1996 with respect to the registration of 200,000 shares of Common Stock of the Registrant;

        2. The Registrant's Annual Report on Form 10-K for the year ended December 31, 1997;

        3.     The Registrant's Current Report on Form 8-K filed on March 25,
               1998;

        4. The Plan's Annual Report on Form 11-K for the year ended December 31, 1996;

        5.     The description of the common stock of the Company contained in
               Item 9 of the Registrant's registration statement on Form S-1 filed with the Commission on May 21, 1986 (Registration No. 33-04295), including any amendment filed for the purpose of updating such description.

        6. All other reports filed by the Registrant or the Plan pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in paragraph 1, above.

        All documents and other reports subsequently filed by the Registrant or the Plan pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

                                    EXHIBITS


        The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in Irvine, California, on April 30, 1998.

                                       WESTCORP

                                       By: /s/ Ernest Rady
                                          -------------------------------------
                                          Ernest S. Rady, Chairman of the Board,
                                          President and Chief Executive Officer


        Pursuant to the requirements of the Securities Act of 1933, Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the date indicated.

        Signatures                                 Title                                Date
        ----------                                 -----                                ----
  /s/ Ernest Rady            Chairman of the Board, President and Chief         April 30, 1998
--------------------------   Executive Officer
      Ernest S. Rady


 /s/ Andrey Kosovych         Vice Chairman                                      April 30, 1998
--------------------------
    Andrey R. Kosovych


/s/ J. M. Bardwick           Director                                           April 30, 1998
--------------------------
    Judith M. Bardwick


  /s/ Stanley Foster         Director                                           April 30, 1998
--------------------------
     Stanley E. Foster


 /s/ Charles E. Scribner     Director                                           April 30, 1998
--------------------------
    Charles E. Scribner


  /s/ Howard C. Reese        Director                                           April 30, 1998
--------------------------
      Howard C. Reese


  /s/ Lee A. Whatcott        Senior Vice President (Principal Financial and     April 30, 1998
--------------------------   Accounting Officer) and Chief Financial Officer
      Lee A. Whatcott

        Pursuant to the requirements of the Securities Act of 1933, the Westcorp Employee Stock Ownership and Salary Savings Plan has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in Irvine, California, on April 30, 1998.

                                            THE WESTCORP EMPLOYEE STOCK
                                            OWNERSHIP AND SALARY SAVINGS PLAN


                                            By: /s/ Lee A. Whatcott
                                               --------------------------------
                                               Lee A. Whatcott, Committee Member

                                INDEX TO EXHIBITS




Exhibit
  No.         Exhibit
-------       -------
4.1           Westcorp Employee Stock Ownership and Salary Saving Plan, as amended and restated as of May 26, 1994.

4.2           Amendment to Westcorp Employee Stock Ownership and Salary Saving
              Plan, adopted August 22, 1995.

4.3           Amendment to Westcorp Employee Stock Ownership and Salary Saving
              Plan, adopted July 30, 1996.

5             Opinion of Mitchell, Silberberg & Knupp LLP re: legality

23.1          Consent of Mitchell, Silberberg & Knupp LLP
              (included in its opinion contained in Exhibit 5)

23.2          Consent of Ernst & Young LLP